EXHIBIT 23.3





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of CUC International Inc. on Form S-8 pertaining to the Sierra On-Line, Inc. 1995 Stock Option and Award Plan of our report dated March 13, 1995 (relating to the financial statements of Advance Ross Corporation not presented separately therein), appearing in the Annual Report on Form 10-K of CUC International Inc. for the year ended December 31, 1995.



Deloitte & Touche LLP

Chicago, Illinois
July 31, 1996